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                                                                     Exhibit 5.1



                                  July 9, 2004


Shujun Liu
American Oriental Bioengineering Inc.
No. 12 Jiance Road
Nangang District
Harbin, China 15008

         RE:      AMERICAN ORIENTAL BIOENGINEERING, INC.
                  ISSUANCE OF SHARES TO BAI CHAO, KUO YUMEN, TSZ KING CHAN, VIVIAN WING HANG CHENG, TSE CHONG HING, LINDA WELSH, DR. JIE ZHU, BRIAN CORDAY AND XIANGLI MEN.

Ladies and Gentlemen:

         We have acted as counsel to American Oriental Bioengineering, Inc. (the "Corporation") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") with respect to an aggregate of 700,000 shares (the "Initial Shares") of common stock, $0.001 par value per share ("Common Stock"), of the Corporation to be issued in connection with nine consulting agreements (collectively, the "Consulting Agreements") between the Corporation and: (1) Bai Chao, (2) Kuo Yumen; (3) Tsz King Chan, (4) Vivian Wing Hang Cheng, (5) Tse Chong Hing, (6) Linda Welsh, (7) Dr. Jie Zhu, (8) Brian Corday and (9) Xiangli Men, as well as that additional number of shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions (such shares, together with the Initial Shares, the "Shares") which are attached as exhibits to the Registration Statement.

         We have reviewed executed copies of the Consulting Agreements, and we have examined the Articles of Incorporation and Bylaws of the Corporation and such other corporate records and proceedings and other materials as we have deemed appropriate and necessary to enable us to give the opinion hereinafter expressed (collectively the "Corporate Documents").

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American Oriental
   Bioengineering
July 9, 2004
Page 2 of 4


         In expressing the opinion set forth below, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies thereof and the authenticity of the originals of such copies.

         In conducting our examination, we have assumed the following: (i) that each of the Corporate Documents are true and correct copies of the original Corporate Documents, (ii) that each of the Consulting Agreements has been or will be executed by each of the parties thereto in the same form as the forms which we have examined, (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iv) that each of the Consulting Agreements and Corporate Documents has been duly and validly authorized, executed and delivered by the party or parties thereto other than the Corporation, and (v) that each of the Consulting Agreements constitutes the valid and binding agreement of the party or parties thereto other than the Corporation, enforceable against such party or parties in accordance with the Consulting Agreements' terms. We have also assumed that the Consulting Agreements and the actions contemplated in the Consulting Agreements will not violate any indenture, mortgage, deed of trust, agreement or other instrument to which the Corporation is a party to or by which it or any of its property is bound or any judgment, decree or order of any court of governmental body. In addition, in conducting our examination, we have relied on the statements, certifications and other assurances from the executive officers of the Corporation without any independent investigation. Such certifications include two Officer's Certificates dated February 11, 2004, an Officer's Certificate dated September ___, 2003, from the Corporation, an Officer's Certificate dated September 17, 2003, an Officer's Certificate dated July 21, 2003, and an Officer's Certificate dated July 9, 2004 (collectively the "Certificates").

         We express no opinion regarding any of the factual representations and warranties contained in the Consulting Agreements, except for those matters expressly opined to in this letter. As to the factual representations and warranties opined to herein, we have relied exclusively upon the Certificates and have not independently verified the statements contained in those Officer's Certificates.

         We have not been asked to review any Prospectus, Registration Statement, Supplemental Registration Statement, SB-2 or similar document and express no opinion concerning those documents.

         We express no opinion regarding the effect of any securities laws on the Consulting Agreements or the Shares including, without limitation, the following acts or laws:

         a.       The Securities Act of 1933;

         b.       The Securities Exchange Act of 1934;

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American Oriental
   Bioengineering
July 9, 2004
Page 3 of 4



         c.       The Public Utility Holding Company Act of 1935;

         d.       The Investment Company Act of 1940;

         e.       The Investment Advisers Act of 1940;

         f.       The Employees Retirement Income Security Act of 1974;

         g.       The National Housing Act;

         h.       The Commodity Exchange Act;

         i. Chapter 90 of the Nevada Revised Statutes and any regulation promulgated pursuant to those statutes.

         We express no opinion regarding the existence of: (a) any issuer's lien pursuant to N.R.S. ss. 104.8209; (b) adverse claim as defined by N.R.S. ss. 104.8102; or (c) any other security interest, including those arising under Articles 8 and 9 of the U.C.C., against the common stock to be conveyed pursuant to the Consulting Agreements.

         We make no representations regarding the value of any common stock to be issued pursuant to the Consulting Agreements.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and when issued in accordance with the terms of the Consulting Agreements, will be validly issued, fully paid and non-assessable.

         The opinions expressed above are limited to the laws of the State of Nevada, and the federal laws of the United States of America.

         This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-B.

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American Oriental
   Bioengineering
July 9, 2004
Page 4 of 4



         The opinions expressed herein are given to you solely for your use in connection with the Registration Statement and the transactions contemplated by the Consulting Agreements and Shares and, except as provided above, may not be relied upon by any other person or entity for any other purpose without our prior consent.


                                                   Sincerely yours,


                                                   Beckley Singleton, Chtd.

                                                   /s/ Beckley Singleton, Chtd.